UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2018

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Letter Agreement with Jonathan Olefson, General Counsel and Corporate Secretary

Effective November 13, 2018, Jonathan Olefson joined Syneos Health, Inc. (the “Company”) as its General Counsel and Corporate Secretary. In connection with his appointment, the Company entered into a letter agreement with Mr. Olefson (“Letter Agreement”). The Letter Agreement outlines, among other things, Mr. Olefson’s employment compensation as follows: (i) annual base salary of $450,000; (ii) annual target bonus opportunity of 50% of base salary; (iii) long term incentive grant, granted according to the Company’s normal annual grant process in 2019, valued at $800,000, comprised of 50% performance-based restricted stock units and 50% restricted stock units, vesting equally over three years; (iv) grant of restricted stock units with a fair market value of $500,000 on the date employment commences, vesting equally over three years; (v) a sign-on payment of $225,000 to be paid in the pay period following March 31, 2019; and (vi) participation in the Company’s Executive Severance Plan.

The foregoing summary of the terms of the Letter Agreement is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: November 14, 2018	/s/ Jason Meggs
	Name:	Jason Meggs
	Title:	Chief Financial Officer